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                                                                Exhibit 4(a)(iv)

[CUNA MUTUAL GROUP LOGO]

CUNA Mutual Insurance Society

A Mutual Insurance Company
2000 Heritage Way
Waverly, IA 50677
Phone: 1-800-798-5500

                   FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY

                           CONTRACT NUMBER: 123456789

READ YOUR CONTRACT CAREFULLY. This is a legal contract between the owner and CUNA Mutual Insurance Society, and hereafter will be referred to as the contract.

This contract is issued to the owner in consideration of the application and the initial purchase payment. CUNA Mutual Insurance Society will pay the benefits of this contract, subject to its terms and conditions, which will never be less than the amount required by state law.

THE DOLLAR AMOUNT OF ANY INCOME PAYMENTS AND OTHER VALUES PROVIDED BY THIS
CONTRACT WILL INCREASE OR DECREASE BASED ON THE INVESTMENT EXPERIENCE OF THE
SUBACCOUNTS SELECTED. THE VARIABLE PROVISIONS ARE DESCRIBED IN SECTION 6.

THIS CONTRACT MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT WHICH CAN RESULT IN
EITHER AN UPWARD OR DOWNWARD ADJUSTMENT UPON SURRENDER OR PARTIAL WITHDRAWAL ON
ANY FIXED ACCOUNT VALUE. SEE THE MARKET VALUE ADJUSTMENT SECTION OF THE FIXED
ACCOUNT ENDORSEMENT, IF INCLUDED IN YOUR CONTRACT.

Signed for CUNA Mutual Insurance Society, Waverly, Iowa, on the Contract Issue
Date.


                                 /s/ Jeff Post
                        -------------------------------
                                   President

RIGHT TO EXAMINE THIS CONTRACT. IF FOR ANY REASON YOU DECIDE NOT TO KEEP THIS
CONTRACT, YOU MAY RETURN IT TO US WITHIN [10] DAYS AFTER YOU RECEIVE IT. IF THIS
CONTRACT IS A REPLACEMENT FOR AN EXISTING CONTRACT, YOU MAY RETURN IT TO US
WITHIN [30] DAYS AFTER YOU RECEIVE IT. YOU MAY RETURN IT TO EITHER OUR HOME
OFFICE OR TO THE AGENT WHO SOLD IT TO YOU. WE WILL CONSIDER IT VOID FROM THE
BEGINNING AND WILL PAY YOU A REFUND WITHIN 7 DAYS OF RECEIPT OF THE CONTRACT IN
THE HOME OFFICE. WE WILL REFUND ANY NET PURCHASE PAYMENTS ADJUSTED TO REFLECT
GAIN OR LOSS FROM THE DATE OF ALLOCATION TO THE DATE OF CANCELLATION; PLUS ANY
APPLICABLE PREMIUM EXPENSE CHARGES WHICH HAVE BEEN DEDUCTED PRIOR TO ALLOCATION.
IF THIS CONTRACT IS AN INDIVIDUAL RETIREMENT ANNUITY, DURING THE FIRST [10] DAYS
OF YOUR RIGHT TO EXAMINE PERIOD, WE WILL, INSTEAD OF THE FOREGOING, REFUND ANY
PURCHASE PAYMENTS RECEIVED BY US.

                 Flexible Purchase Payments as Described Herein
                  Income Payments Starting on the Payout Date
            Death Benefit Payable at Death Prior to the Payout Date
                                 Participating

Countersignature by:                    Not Applicable
                         Duly Licensed Resident Agent (if required by law)

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CONTRACT GUIDE AND INDEX
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Data Page

Definitions........................................................   Section  1

General Information................................................   Section  2

Owner and Beneficiary..............................................   Section  3

Accumulation Period................................................   Section  4

Purchase Payments..................................................   Section  5

Variable Account...................................................   Section  6

Transfer Privilege.................................................   Section  7

Contract Value.....................................................   Section  8

Withdrawal Provision...............................................   Section  9

Death of Annuitant and/or Owner....................................   Section 10

Death Benefit Proceeds.............................................   Section 11

Dividends..........................................................   Section 12

Payout Period......................................................   Section 13

Income Payments....................................................   Section 14

Death of Payee.....................................................   Section 15

Option Tables......................................................   Section 16

Restrictions on Payment of Proceeds................................   Section 17

Additional Benefit Rider(s) and Endorsement(s)
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SECTION 1.                                        DEFINITIONS

1.1 WHAT ARE THE MOST            ACCUMULATION UNIT - A unit of measure used to
    COMMONLY USED TERMS AND      calculate variable contract value.
    WHAT DO THEY MEAN?

                                 AGE - Age as of last birthday.

                                 ANNUITANT - The person (or persons) whose life
                                 (or lives) determines the income payment benefits payable under the contract and whose death determines the death benefit. No more than two annuitants may be named. References to the death of an annuitant mean the last surviving annuitant.

                                 BENEFICIARY - The person (or persons) named by the owner to whom the proceeds payable on the death of the annuitant will be paid. Prior to the payout date, if no beneficiary survives the annuitant, you or your estate will be the beneficiary.

                                 THE CODE - The Internal Revenue Code of 1986, as amended.

                                 CONTRACT ANNIVERSARY - The same day and month as the contract issue date for each year the contract remains in force.

                                 CONTRACT ISSUE DATE - The date shown on the data page of the contract which is used to determine contract years and contract anniversaries.

                                 CONTRACT YEAR - A twelve-month period beginning on a contract anniversary.

                                 CONTRACT VALUE - The total amount invested under the contract. It is the sum of values in the variable account and values in all other account(s) provided for by endorsement.

                                 DUE PROOF OF DEATH - Proof of death
                                 satisfactory to us. Such proof may consist of a certified copy of the death record, a certified copy of a court decree reciting a finding of death or any other proof satisfactory to us.

                                 FUND - Each investment portfolio (sometimes called a Series) of the Ultra Series Fund or any other open-end management investment company or unit investment trust in which a subaccount invests.

                                 GENERAL ACCOUNT - Our assets other than those allocated to the variable account or any other separate account of CUNA Mutual Insurance
                                 Society.

                                 HOME OFFICE - CUNA Mutual Insurance Society,
                                 2000 Heritage Way, Waverly, lowa, 50677.

                                 INCOME UNIT - A unit of measure used to
                                 calculate variable income payments.

                                 INVESTMENT OPTIONS - Choices made available under the contract for allocation of net purchase payments, including subaccounts of the variable account and any other account choices provided by endorsement. The available investment options as of the contract issue date are listed on the data page.

                                 NET PURCHASE PAYMENT - A purchase payment less any deduction for applicable premium expense charges.

                                 OWNER - The person(s) (or entity) who own(s)
                                 the contract and who is entitled to exercise
                                 all rights and privileges provided in the
                                 contract. After the payout date, the payee is
                                 the owner.
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                                 PAYEE - The person (or entity) receiving income
                                 payments or any successor. The owner is the
                                 payee unless the owner designates another
                                 person (or entity) as payee.

                                 PAYOUT DATE - The date when income payments will begin, if the annuitant is still living.
                                 The anticipated payout date is shown on the data page.

                                 PREMIUM EXPENSE CHARGE - An amount we deduct from your purchase payments to cover taxes we are currently charged by your state of residence. The initial charge is shown on the data page.

                                 PRO-RATA - A method of distribution of contract value. The distribution is in the same proportion that the value in each investment option has to the total value of the affected investment option(s).

                                 SEC - U.S. Securities and Exchange Commission.

                                 SUBACCOUNT - A subdivision of the variable account, the assets of which are invested in a corresponding fund.

                                 SURRENDER VALUE - The contract value, less any applicable surrender charges, premium expense charges not previously deducted, the annual contract fee, and any applicable charge or adjustments for riders or endorsements.

                                 VALUATION DAY - Each day on which valuation of the assets of a subaccount is required by applicable law.

                                 VALUATION PERIOD - The period beginning at the close of the New York Stock Exchange of one valuation day, and continuing to the close of the New York Stock Exchange of the next succeeding valuation day.

                                 VARIABLE ACCOUNT - The CUNA Mutual Variable
                                 Annuity Account. A segregated investment account of CUNA Mutual Insurance Society into which net purchase payments may be allocated.

                                 VARIABLE CONTRACT VALUE - The value of the contract in the variable account.

                                 WE, OUR, US - CUNA Mutual Insurance Society.

                                 WRITTEN REQUEST - A signed and dated written notice in a form satisfactory to us and received in our home office.

                                 YOU, YOUR - The owner or owners of this
                                 contract who are entitled to exercise all
                                 rights and privileges in the policy.
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SECTION 2.                                     GENERAL INFORMATION

2.1 WHAT IS THE ENTIRE           This contract form, the data page, any attached
    CONTRACT?                    riders and endorsements, and a copy of the
                                 application, if attached to it, are the entire
                                 contract between you and us. No one except our
                                 president or secretary can change or waive any
                                 of our rights or requirements under this
                                 contract. Any change must be in writing.

2.2 WHEN DOES THIS               This contract is incontestable from its
    CONTRACT BECOME              contract issue date. The statements contained
    INCONTESTABLE?               in the application (in the absence of fraud)
                                 are considered representations and not
                                 warranties.

2.3 WHAT IF THE                  If an annuitant's date of birth has been
    ANNUITANT'S DATE OF          misstated, we will adjust the income payments
    BIRTH OR GENDER HAS          under this contract based on his or her correct
    BEEN MISSTATED?              date of birth. If an annuitant's gender has
                                 been misstated and the Type A life income rates
                                 apply (see the data page and Section 16), we
                                 will adjust the income payments under this
                                 contract based on his or her correct gender.
                                 Any underpayment will be added to the next
                                 payment. Any overpayment will be subtracted
                                 from future payments. No interest will be
                                 credited or charged to any underpayment or
                                 overpayment adjustments.

2.4 WHAT IS THE ANNUAL           The maximum annual contract fee is shown on the
    CONTRACT FEE?                data page. The annual contract fee we charge
                                 will never be greater than the maximum. During
                                 the accumulation period, the contract fee will
                                 be deducted pro-rata from your contract value
                                 in the investment options on each contract
                                 anniversary. This contract fee will also be
                                 deducted on the date of any full surrender, if
                                 not on a contract anniversary. During the
                                 payout period, it will be deducted in equal
                                 amounts from any variable income payments made
                                 during a contract year. This fee is to
                                 reimburse us for the expense of maintaining
                                 this contract.

2.5 WHEN WILL PREMIUM            Any applicable premium expense charge will be
    EXPENSE CHARGES BE           deducted upon full surrender of the contract,
    DEDUCTED?                    payment of death benefit proceeds or selection
                                 of an income payout option. However, we reserve
                                 the right to charge for the premium expense
                                 charge when it is incurred. The premium expense
                                 charge rate for your state as of the contract
                                 issue date is shown on the data page.

                                 In addition, we reserve the right to deduct certain other premium expense charges upon full surrender of the contract, payment of death benefit proceeds or selection of an income payout option, as appropriate. Such premium expense charges may include taxes levied by any government entity which we, in our sole discretion, determine have resulted from the establishment or maintenance of the variable account, or from the receipt by us of purchase payments, or from the issuance or termination of this contract, or from the commencement or continuance of income payments under this contract.

2.6 WILL ANNUAL REPORTS BE       We will send you a report, without charge, at
    SENT?                        least annually which provides information about
                                 your contract required by any applicable law.
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2.7 CAN WE MODIFY THE            Upon notice to you, we may modify the contract
    CONTRACT?                    if:

                                      a.)  necessary to permit the contract or
                                           the variable account to comply with
                                           any applicable law or regulation
                                           issued by a government agency;

                                      b.)  necessary to assure continued
                                           qualification of the contract under
                                           the code or other federal or state
                                           laws relating to retirement annuities
                                           or variable annuity contracts;

                                      c.)  necessary to reflect a change in the
                                           operation of the variable account; or

                                      d.)  the modification provides additional
                                           investment options.

                                 In the event of most such modifications, the company will make appropriate endorsement to the contract.

SECTION 3.                                    OWNER AND BENEFICIARY

3.1 WHAT ARE YOUR RIGHTS         The owner has all rights, title and interest in
    AS OWNER OF THIS             this contract during the accumulation period
    CONTRACT?                    while the annuitant is living. You may exercise
                                 all rights and options stated in this contract,
                                 subject to the rights of any irrevocable
                                 beneficiary. Assignment of your contract as
                                 collateral security will not be allowed.

3.2 HOW CAN YOU CHANGE           You may change the owner or beneficiary of this
    THE OWNER OR BENEFICIARY     contract by written request at any time while
    OF THIS CONTRACT?            the annuitant is alive. The change will take
                                 effect as of the date you signed it. We are not
                                 liable for any payment we make or action we
                                 take before receiving any such written request.

                                 If there is more than one owner, the written request for change must be signed by all persons named as owner. A request for change of beneficiary must also be signed by any irrevocable beneficiary.

SECTION 4.                                     ACCUMULATION PERIOD

4.1 WHAT IS THE                  The accumulation period is the first of two
    ACCUMULATION PERIOD?         periods of your contract. The accumulation
                                 period begins on the contract issue date stated
                                 on the data page. This period will continue
                                 until the payout date unless the contract is
                                 terminated before that date.

SECTION 5.                                      PURCHASE PAYMENTS

5.1 WHEN CAN PURCHASE            The initial purchase payment made is shown on
    PAYMENTS BE MADE?            the data page.

                                 Additional purchase payments may be made to the home office at any time during the accumulation period. The minimum additional purchase payment is shown on the data page.

                                 We may not accept purchase payments beyond the contract anniversary following the annuitant's
                                 85th birthday. We reserve the right to decline a purchase payment in excess of one million dollars.

5.2 ARE ADDITIONAL               Additional purchase payments after the initial
    PURCHASE PAYMENTS            purchase payment are not required.
    REQUIRED?
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5.3 HOW WILL NET PURCHASE        Net purchase payments will be allocated as you
    PAYMENTS BE                  initially designated. Your initial allocation
    ALLOCATED?                   percentage is shown on the data page. This
                                 contract allows you to allocate net purchase
                                 payments to any available investment option.

                                 Net purchase payments allocated to a subaccount become part of the variable contract value which fluctuates according to the investment performance of the selected subaccount(s).

                                 You may change the allocation of subsequent net purchase payments at any time, without charge, by written request. The allocation may be 100% to any available investment option, or may be divided among any of the investment options in whole percentage points totaling 100%. The minimum allocation is 1%. Any change will be effective at the time we receive your written request.

SECTION 6.                                       VARIABLE ACCOUNT

6.1 WHAT IS THE VARIABLE         The variable account is a segregated investment
    ACCOUNT?                     account to which we allocate certain assets and
                                 liabilities related to the contract and to
                                 other variable annuity contracts. The variable
                                 account is registered with the SEC as a unit
                                 investment trust under the Investment Company
                                 Act of 1940 (the "1940 Act"). We own the assets
                                 of the variable account. We value the assets of
                                 the variable account each valuation day.

                                 That portion of the assets of the variable account equal to the reserves and other contract liabilities of the contracts supported by the variable account will not be charged with liabilities arising from any other business that we may conduct. We have the right to transfer to our general account any assets of the variable account that are in excess of such reserves and other contract liabilities.
                                 The income, gains and losses, realized or unrealized, from the assets allocated to the variable account will be credited to or charged against the variable account, without regard to our other income, gains or losses.

                                 The variable account is divided into
                                 subaccounts. The subaccounts as of the contract issue date are shown on the data page. Each subaccount invests its assets solely in the shares or units of designated funds of underlying investment companies. The funds corresponding to the subaccounts available as of the contract issue date are shown on the data page. Net purchase payments allocated and transfers to a subaccount are invested in the fund supporting that subaccount.

6.2 CAN THE VARIABLE             Subject to obtaining approval or consent
    ACCOUNT BE MODIFIED?         required by applicable law, we reserve the
                                 right to:

                                      a.)  combine the variable account with any
                                           of our other separate accounts;

                                      b.)  eliminate or combine any subaccounts
                                           and transfer the assets of any
                                           subaccount to any other subaccount;

                                      c.)  add new subaccounts and make such
                                           subaccounts available to any class of
                                           contracts as we deem appropriate;

                                      d.)  add new funds or remove existing
                                           funds;

                                      e.)  substitute a different fund for any
                                           existing fund, if shares or units of
                                           a fund are no longer available for
                                           investment or if we determine that
                                           investment in a fund is no longer
                                           appropriate;

                                      f.)  deregister the variable account under
                                           the 1940 Act if such registration is
                                           no longer required;
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                                      g.)  operate the variable account as a
                                           management investment company under
                                           the 1940 Act (including managing the
                                           variable account under the direction
                                           of a committee) or in any other form
                                           permitted by law;

                                      h.)  restrict or eliminate any voting
                                           rights of owners or other persons
                                           having such rights as to the variable
                                           account; and

                                      i.)  make any other changes to the
                                           variable account or its operations as
                                           may be required by the 1940 Act or
                                           other applicable law or regulations.

                                 In the event of any such substitution or other change, we may make changes to this and other contracts as may be necessary or appropriate to reflect such substitution or other changes.

SECTION 7.                                      TRANSFER PRIVILEGE

7.1 CAN YOU TRANSFER             Subject to our right to modify, suspend or
    VALUES BETWEEN               terminate the transfer privilege, you may
    INVESTMENT OPTIONS?          transfer contract value between the subaccounts
                                 or to any other available investment option
                                 provided by endorsement as allowed by that
                                 endorsement. Transfers are subject to all of
                                 the following:

                                      a.)  the transfer request must be by
                                           written request;

                                      b.)  the transfer request must be received
                                           in our home office prior to the
                                           payout date;

                                      c.)  the transfer is to a subaccount or
                                           any other available investment option
                                           provided by endorsement; and

                                      d.)  the deduction of any transfer fees
                                           that we may impose. We reserve the
                                           right to impose a transfer fee, not
                                           to exceed $10 per requested transfer.
                                           A transfer fee, if imposed, will be
                                           deducted from the investment option
                                           from which the transfer is made. If a
                                           transfer is made from more than one
                                           investment option at the same time,
                                           the transfer fee will be deducted
                                           pro-rata from the value in such
                                           investment option(s).

                                 We reserve the right to modify, suspend or terminate the transfer privilege for any contract or class of contracts at any time for any reason. We also reserve the right to impose restrictions on your ability to transfer contract value between or among subaccounts.
                                 For most classes of contracts, we anticipate imposing restrictions on the ability to transfer contract value and reserve the right to change such restrictions for any class of contracts at any time. The current prospectus, or other disclosure statement, will disclose the details of such restrictions. Such restrictions may include, but are not limited to, the requirement of a minimum time period between each transfer or limiting the dollar amount that can be transferred to and from the subaccounts at any one time. In addition to such restrictions, we may impose or collect any fees by a fund in connection with the redemption of its shares or otherwise required by applicable law. We reserve the right to refuse any transfer instructions that, in our judgement and in our sole discretion, may be harmful to the separate account, any subaccount or underlying fund, or to other owners.

SECTION 8.                                        CONTRACT VALUE

8.1 WHAT IS YOUR CONTRACT        Your contract value at any time is equal to the
    VALUE?                       sum of values you have in the variable account
                                 and values in all other account(s) provided for
                                 by endorsement.
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8.2 HOW IS YOUR VARIABLE         Your variable contract value for any valuation
    CONTRACT VALUE               period is the total of your subaccount values.
    DETERMINED?                  Your value for each subaccount is equal to:

                                      a.)  the number of that subaccount's
                                           accumulation units credited to you;

                                      b.)  multiplied by the accumulation unit
                                           value for that subaccount at the end
                                           of the valuation period for which the
                                           determination is being made.

8.3 HOW ARE                      The accumulation unit value for each subaccount
    ACCUMULATION UNIT            was arbitrarily set initially at $10.
    VALUES DETERMINED?           Thereafter, the accumulation unit value for
                                 each subaccount at the end of every valuation
                                 period is determined by subtracting (b) from
                                 (a) and dividing the result by (c) (i.e.,
                                 (a-b)/c), where:

                                      a.)  is the net result of:

                                           1.)  the net assets of the subaccount
                                                attributable to the accumulation
                                                units (i.e., the aggregate value
                                                of the underlying fund shares
                                                held by the subaccounts) as of
                                                the end of such valuation
                                                period;

                                           2.)  plus or minus the cumulative
                                                credit or charge with respect to
                                                any taxes reserved for by us
                                                during the valuation period
                                                which we determine to be
                                                attributable to the operation of
                                                the subaccount.

                                      b.)  is the cumulative unpaid charge for
                                           the mortality and expense risk charge
                                           and administrative expense charge and
                                           any applicable charge for fund
                                           redemption fees. The charge for a
                                           valuation period is equal to the
                                           daily charge for the mortality and
                                           expense risk charge and
                                           administrative expense charge and any
                                           applicable charge for fund redemption
                                           fees multiplied by the number of days
                                           in the valuation period.

                                      c.)  is the number of accumulation units
                                           outstanding at the end of such
                                           valuation period.

                                 For each subaccount, net purchase payments or transferred amounts are converted into accumulation units. The number of accumulation units credited is determined by dividing the dollar amount directed to each subaccount by the value of the accumulation unit for that subaccount at the end of the valuation period in which the net purchase payment or amount is received.

                                 Cancellation of the appropriate number of accumulation units from a subaccount will occur upon:

                                      a.)  a partial withdrawal or surrender;

                                      b.)  a transfer from a subaccount;

                                      c.)  payment of the death benefit;

                                      d.)  the payout date;

                                      e.)  the deduction of the annual contract
                                           fee;

                                      f.)  the deduction of any transfer fees
                                           that we may impose;

                                      g.)  the deduction of any fees imposed by
                                           fund in connection with the
                                           redemption of its shares or otherwise
                                           imposed by applicable law;

                                      h.)  the deduction of the applicable
                                           charge for riders, if any; and

                                      i.)  the deduction of applicable fees or
                                           charges provided for by any
                                           endorsement attached to your
                                           contract.

                                 Accumulation units will be cancelled as of the
                                 end of the valuation period in which we receive
                                 notice of or instructions regarding the event.
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SECTION 9.                                     WITHDRAWAL PROVISION

9.1 WHAT ARE THE RULES FOR       You may make partial withdrawals during the
    A PARTIAL WITHDRAWAL OF      accumulation period by written request. You
    THE SURRENDER VALUE?         must specify the investment option(s) from
                                 which the partial withdrawal is to be made.

                                 We will pay you the amount you request in connection with a partial withdrawal by canceling accumulation units from appropriate subaccount(s) and/or reducing applicable amount(s) from any other investment option provided for by endorsement. Partial withdrawals generally will be effective as of the date we receive written request.

                                 Any applicable surrender charge will be
                                 deducted from the remaining value in the investment option(s) from which the partial withdrawal is being made. If such remaining investment option values are insufficient for this purpose, the surrender charge will be deducted pro-rata from all investment options under the contract based on the remaining contract value in each investment option.

                                 If a partial withdrawal would cause the
                                 surrender value to be less than $2,000, we will treat your request as a full surrender.

9.2 WHAT ARE THE RULES FOR       You have the right to surrender this contract
    A FULL SURRENDER OF THE      during the accumulation period by written
    CONTRACT?                    request. You will be paid the surrender value.
                                 The surrender value is equal to:

                                      a.)  the contract value at the end of the
                                           valuation period in which we receive
                                           your request;

                                      b.)  minus any applicable surrender
                                           charge;

                                      c.)  minus the annual contract fee and any
                                           applicable charge for rider(s) if the
                                           surrender does not occur on a
                                           contract anniversary;

                                      d.)  minus any applicable premium expense
                                           charges not previously deducted; and

                                      e.)  minus any applicable adjustment(s) or
                                           deduction(s) provided for by any
                                           endorsement attached to your
                                           contract.

                                 The surrender value will not be less than the amount required by state law.

                                 Upon payment of the above surrender value, this contract is terminated and we have no further obligation under this contract. We may require you to return your contract to our home office prior to making payment.

9.3 WHEN WILL A SURRENDER        A surrender charge is imposed on withdrawals as
    CHARGE BE APPLIED AND        described on the contract data page. The
    HOW IS IT CALCULATED?        surrender charge schedule, description of how a
                                 surrender charge is calculated and free
                                 withdrawal amount is shown on the data page.

9.4 ARE THERE ANY                We reserve the right to postpone payment of any
    RESTRICTIONS ON              partial withdrawal or full surrender from the
    PAYMENT OF PARTIAL           variable account as described in Section 17.
    WITHDRAWALS OR FULL
    SURRENDERS?
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SECTION 10.                              DEATH OF ANNUITANT AND/OR OWNER

10.1 WHAT HAPPENS IF THE         If the sole annuitant dies during the
     SOLE ANNUITANT DIES         accumulation period, we will pay the death
     DURING THE ACCUMULATION     benefit proceeds to the beneficiary. The
     PERIOD?                     beneficiary may elect one of the following
                                 options within 60 days of the date we receive
                                 due proof of death:

                                      a.)  receive the death benefit in a single
                                           sum within five (5) years of the
                                           deceased annuitant's death;

                                      b.)  apply the death benefit proceeds
                                           under one of the income payout
                                           options as payee, provided:

                                           1.)  payments under the income payout
                                                option begin within one (1) year
                                                of the deceased annuitant's
                                                death; and

                                           2.)  payments are made over the life
                                                of the beneficiary, or over a
                                                period not greater than the
                                                beneficiary's life expectancy.

                                      c.)  continue the contract, if the
                                           beneficiary is the deceased
                                           annuitant's spouse. If the
                                           beneficiary is not the deceased
                                           annuitant's spouse, this option is
                                           not available.

10.2 WHAT HAPPENS IF AN          If an annuitant dies during the accumulation
     ANNUITANT DIES              period, and there is a surviving annuitant, no
     DURING THE                  death benefit will be paid and the contract
     ACCUMULATION PERIOD         will continue.
     AND THERE IS A
     SURVIVING ANNUITANT?

10.3 WHAT HAPPENS IF THE         If the sole owner (who is also an annuitant)
     SOLE OWNER (WHO IS          dies during the accumulation period, one of the
     ALSO AN ANNUITANT)          following applies:
     DIES DURING THE
     ACCUMULATION PERIOD?             a.)  if the deceased owner is also the
                                           sole annuitant, we will pay the death
                                           benefit to the beneficiary, as
                                           described in Section 10.1; or

                                      b.)  if the deceased owner is an annuitant
                                           and there is a surviving annuitant,
                                           no death benefit will be paid and the
                                           contract will continue. See Section
                                           10.2.

10.4 WHAT HAPPENS IF THE         If the sole owner (who is not also an
     SOLE OWNER (WHO IS          annuitant) dies during the accumulation period,
     NOT ALSO AN                 no death benefit will be paid, and the
     ANNUITANT) DIES             annuitant becomes the new owner.
     DURING THE ACCUMULATION
     PERIOD?                     If the new owner (previously the annuitant) is
                                 the deceased owner's spouse, the contract may
                                 be continued. If the new owner is someone other
                                 than the deceased owner's spouse, the surrender
                                 value (described in Section 9) must be:

                                      a.)  distributed in a single sum to the
                                           surviving owner within five (5) years
                                           of the deceased owner's death; or

                                      b.)  taken by the surviving owner as payee
                                           under one of the income payment
                                           options, provided:

                                           1.)  payments under the income payout
                                                option begin within one (1) year
                                                of the deceased owner's death;
                                                and

                                           2.)  payments are made over the life
                                                of the payee or over a period
                                                not greater than the payee's
                                                life expectancy.

10.5 WHAT HAPPENS IF AN          If an owner dies during the accumulation
     OWNER DIES DURING           period, and there is a surviving owner, no
     THE ACCUMULATION            death benefit will be paid and one of the
     PERIOD, AND THERE IS A      following applies:
     SURVIVING OWNER?

                                      a.)  if the deceased owner is not the
                                           annuitant, and the surviving owner is
                                           the deceased owner's spouse, he or
                                           she will become the sole owner and
                                           the contract will continue;

                                      b.)  if the deceased owner is not the
                                           annuitant, and the surviving owner is
                                           someone other than the deceased
                                           owner's spouse, the surrender value
                                           (described in Section 9) must be:

                                           1.)  distributed in a single sum to
                                                the surviving owner within 5
                                                years of the deceased owner's
                                                death; or

                                           2.)  taken by the surviving owner as
                                                payee under one of the income
                                                payment options, provided:

                                                i.)  payments under the income
                                                     payout option begin within
                                                     one (1) year of the
                                                     deceased owner's death; and

                                                ii.) payments are made over the
                                                     life of the payee or over a
                                                     period not greater than the
                                                     payee's life expectancy.

                                      c.)  if the deceased owner is also the
                                           sole annuitant, we will pay the death
                                           benefit to the beneficiary, as
                                           described in Section 10.1.

SECTION 11.                                   DEATH BENEFIT PROCEEDS

11.1 WHAT AMOUNT WILL BE         The amount that will be paid under this
     PAID AS DEATH BENEFIT       contract as death benefit proceeds is equal to
     PROCEEDS DURING THE         the greater of a.) or b.) as follows:
     ACCUMULATION PERIOD?
                                      a.)  The sum of your net purchase payments
                                           made as of the date due proof of
                                           death is received, minus an
                                           adjustment for each partial
                                           withdrawal made as of the date due
                                           proof of death is received, equal to
                                           (1) divided by (2), with the result
                                           multiplied by (3), where:

                                            (1) = the partial withdrawal amount;

                                            (2) = the contract value immediately
                                                  prior to the partial
                                                  withdrawal; and

                                            (3) = the sum of your net purchase
                                                  payments immediately prior to
                                                  the partial withdrawal, less
                                                  any adjustments for prior
                                                  partial withdrawals.

                                      b.)  The contract value as of the date due
                                           proof of death is received.

                                 The death benefit described above will be reduced by any applicable premium expense charges not previously deducted.

SECTION 12.                                         DIVIDENDS

12.1 WILL DIVIDENDS BE           We anticipate that no dividends will be payable
     PAID?                       on your contract. However, while your contract
                                 is in force, we will annually determine your
                                 contract's share in our divisible surplus. Your
                                 contract's share, if any, will be paid as a
                                 dividend on your contract anniversary.

                                 You may request that we apply your dividends
                                 by:

                                      a.)  allocating them to your investment
                                           option(s) in the same proportion as
                                           designated for purchase payments; or

                                      b.)  paying them to you in cash.

                                 Unless you tell us otherwise, dividend option a.) above will be used.

SECTION 13.                                       PAYOUT PERIOD

13.1 WHAT IS THE PAYOUT          The payout period is the second of the two
     PERIOD?                     periods of your contract. The payout period
                                 begins on the payout date. It continues until
                                 we make the last payment as provided by the
                                 income payout option chosen.

                                 On the first day of this period, the contract value (adjusted as described below) will be applied to the anticipated income payout option shown on the data page, unless you have selected another option. Income payments will begin as provided under that option.

                                 The contract value applied to an income payout option will be adjusted as follows:

                                      a.)  any applicable surrender charge will
                                           be deducted for amounts applied to
                                           Option 1 and Option 2B;

                                      b.)  any applicable premium expense charge
                                           will be deducted;

                                      c.)  any applicable charge for riders will
                                           be deducted, if the payout date is
                                           not on the contract anniversary;

                                      d.)  any other applicable adjustments or
                                           deductions described in any
                                           endorsement attached to your contract
                                           will be deducted; and

                                      e.)  if the payout date is not on the
                                           contract anniversary, the annual
                                           contract fee will be deducted on a
                                           pro-rated basis.

SECTION 14.                                      INCOME PAYMENTS

14.1 WHEN WILL INCOME            The first income payment will be paid as of the
     PAYMENTS BEGIN?             payout date. The anticipated payout date is
                                 shown on the data page. You may change the
                                 payout date by written request, provided the
                                 request is received at our home office at least
                                 30 days prior to the requested payout date.
                                 Unless otherwise restricted by law or
                                 regulation, the latest payout date is the later
                                 of the contract anniversary following the
                                 annuitant's 85th birthday or 10 years after the
                                 contract issue date.

                                 Unless changed as described above, we will use the anticipated payout date shown on the data page.

14.2 WHAT INCOME PAYOUT          There are different ways to receive income
     OPTIONS ARE AVAILABLE?      payments. We call these income payout options.
                                 Seven income payout options are described
                                 below. The terms "payee" and "annuitant", when
                                 used in the income payout descriptions below,
                                 include any beneficiary who elects to apply
                                 death benefit proceeds under an income payout
                                 option as allowed under Section 10.

                                 Options 1 and 2A are available only as a fixed income payment. Option 2B is available only as a variable income payment. Options 3A, 3B, 4A and 4B are available in two forms - as a variable income payment in connection with the variable account and as a fixed income payment.
                                 Other income payout options may be available with our consent.

                                 Unless otherwise noted, once an option is selected, and income payments begin, the value of any remaining payments can not be surrendered and paid in one sum.

                                 OPTION 1 - INTEREST OPTION (FIXED INCOME
                                 PAYMENTS ONLY). We will pay interest on the proceeds which we will hold as a principal sum during the lifetime of the annuitant. The payee may choose to receive interest payments either once a year or once a month. We will determine the effective rate of interest from time to time, but it will not be less than an effective annual interest rate of 2.00%.

                                 The payee has the right to surrender the proceeds applied to this option and to receive one single sum at any time by written request.

                                 OPTION 2A - INSTALLMENT OPTION (FIXED INCOME
                                 PAYMENTS ONLY). We will pay monthly income payments to the payee for a chosen number of years, not less than 5, nor more than 30. If the original payee dies before income payments have been made for the chosen number of years:
                                 (a) income payments will be continued for the remainder of the period to the successor payee;
                                 or (b) the present value of the remaining income payments, computed at the interest rate used to create the Option 2A rates, will be paid to the successor payee or to the last surviving payee's estate, if there is no successor payee.

                                 Dividends, if any, will be payable as
                                 determined by us. We do not anticipate any dividends will be paid.

                                 OPTION 2B - INSTALLMENT OPTION (VARIABLE INCOME
                                 PAYMENTS ONLY). We will pay monthly income payments to the payee for a chosen number of years, not less than 5, nor more than 30. If the original payee dies before income payments have been made for the chosen number of years:
                                 (a) income payments will be continued for the remainder of the period to the successor payee;
                                 or (b) the present value of the remaining income payments, computed at the interest rate used to create the Option 2B rates, will be paid to the successor payee or to the last surviving payee's estate, if there is no successor payee.

                                 The payee has the right to surrender the value of all remaining variable income payments due under this option and receive one single sum at any time by written request. The single sum paid upon surrender will be equal to the present value of the remaining variable income payments, computed at the interest rate used to create the Option 2B rates.

                                 Dividends, if any, will be payable as
                                 determined by us. We do not anticipate any dividends will be paid.

                                 OPTION 3A - SINGLE LIFE INCOME OPTION -
                                 GUARANTEED PERIOD CERTAIN (FIXED OR VARIABLE
                                 INCOME PAYMENTS). We will pay monthly income payments to the payee for as long as the annuitant lives. If the original payee dies before all of the income payments have been made for the guaranteed period certain: (a) income payments will be continued during the remainder of the guaranteed period certain to the successor payee; or (b) the present value of the remaining income payments, computed at the interest rate used to create the Option 3A rates, will be paid to the successor payee or to the last surviving payee's estate, if there is no successor payee.

                                 The guaranteed period certain choices are:

                                      a.)  5 years;

                                      b.)  10 years;

                                      c.)  15 years; or

                                      d.)  20 years.

                                 Dividends, if any, will be payable as
                                 determined by us. We do not anticipate any dividends will be paid.

                                 OPTION 3B - SINGLE LIFE INCOME OPTION -
                                 LIFETIME PAYOUT (FIXED OR VARIABLE INCOME
                                 PAYMENTS ONLY). We will pay monthly income payments to the payee for as long as the annuitant lives.

                                 Dividends, if any, will be payable as
                                 determined by us. We do not anticipate any dividends to be paid.

                                 OPTION 4A - JOINT AND SURVIVOR LIFE INCOME
                                 OPTION - GUARANTEED PERIOD CERTAIN (FIXED OR
                                 VARIABLE INCOME PAYMENTS). We will pay monthly income payments to the payee for as long as either of the co-annuitants is living. If at the death of the second surviving annuitant, income payments have been made for less than the guaranteed period certain: (a) income payments will be continued during the remainder of the guaranteed period certain to the successor payee; or (b) the present value of the remaining income payments, computed at the interest rate used to create the Option 4A rates, will be paid to the successor payee or to the last surviving payee's estate, if there is no successor payee.

                                 The guaranteed period certain choices are:

                                      a.)  5 years;

                                      b.)  10 years;

                                      c.)  15 years; or

                                      d.)  20 years.

                                 Dividends, if any, will be payable as
                                 determined by us. We do not anticipate any dividends to be paid.

                                 OPTION 4B - JOINT AND SURVIVOR LIFE INCOME
                                 OPTION - LIFETIME PAYOUT (FIXED OR VARIABLE
                                 INCOME PAYMENTS ONLY). We will pay monthly income payments to the payee for as long as either of the co-annuitants is living.

                                 Dividends, if any, will be payable as
                                 determined by us. We do not anticipate any dividends to be paid.

14.3 WHAT ARE THE                We will automatically make income payments
     REQUIREMENTS FOR            according to a life income payment option with
     CHOOSING AN INCOME          a guaranteed period certain of 10 years,
     PAYOUT OPTION?              starting on the payout date, unless you choose
                                 another guaranteed period certain or income
                                 payout option. We will apply your adjusted
                                 contract value (described in Section 13) to
                                 purchase a variable and/or fixed income payment
                                 in the same proportion as your contract value
                                 is distributed among the investment options.
                                 You may change the anticipated income payout
                                 option by written request on or prior to the
                                 payout date to an income payout option that is
                                 acceptable to us.

                                 The minimum adjusted contract value which can be applied under Option 1 is $2,500. If the monthly interest payment for Option 1 is less than $20, we reserve the right to pay interest annually.

                                 The minimum adjusted contract value which can be applied under Options 2A, 2B, 3A, 3B, 4A or
                                 4B is the greater of $2,500 or the amount required to provide an initial monthly income payment of $20.

                                 We may require due proof of the age of any annuitant on whose life an income payout option is based. For Type A life income rates, we may also require due proof of the gender of any annuitant on whose life an income payout option is based.

                                 The payee may name a successor payee to receive any remaining income payments due after the payee's death. The payee may exercise any ownership rights that continue after the payout date.

14.4 HOW WILL FIXED              The minimum dollar amount of each fixed income
     INCOME PAYMENT              payment will be determined by dividing the
     VALUES BE DETERMINED?       amount applied by $1,000, and multiplying the
                                 result by the applicable option rate shown in
                                 Section 16. Higher current option rates may be
                                 available on the payout date and are available
                                 upon request to our home office.

14.5 HOW WILL VARIABLE           The dollar amount of the initial variable
     INCOME PAYMENT              income payment attributable to each subaccount
     VALUES BE                   will be determined by dividing the amount
     DETERMINED?                 applied by $1,000, and multiplying the result
                                 by the applicable option rate shown in Section
                                 16. The total initial variable income payment
                                 is the sum of the initial variable income
                                 payments attributable to the subaccount(s).

                                 The dollar amount of the subsequent variable income payments attributable to each subaccount will be based on the number of income units credited to the contract for that subaccount and is determined by multiplying (a) by (b), where:

                                      (a) = the number of subaccount income
                                            units; and

                                      (b) = the subaccount income unit value for
                                            the valuation period immediately
                                            preceding the due date of the
                                            payment.

                                 The number of income units attributable to each subaccount remains fixed unless there is an exchange of income units.

                                 The number of income units is derived by dividing that portion of the initial variable income payment attributable to the subaccount by the subaccount's income unit value for the valuation period which ends immediately preceding the payout date.

                                 The income unit value for each subaccount was arbitrarily set initially at $100. Thereafter, the income unit value for each subaccount in any valuation period is determined by dividing
                                 (a) by (b), then multiplying by (c) and
                                 adjusting the result to compensate for the assumed net investment rate for the option selected, where:

                                      a.)  is the accumulation unit value for
                                           the current valuation period;

                                      b.)  is the accumulation unit value for
                                           the immediately preceding valuation
                                           period; and

                                      c.)  is the income unit value for the
                                           immediately preceding valuation
                                           period.

                                 Payments after the initial payment may
                                 increase, decrease or remain constant based on whether the actual annualized investment return of the selected subaccount(s) is greater or less than the assumed net investment rate for the option selected. The option rates used to determine the initial variable income payment
                                 (shown in Section 16) are based on an assumed net investment rate of 3.50% per year.

14.6 CAN VARIABLE ANNUITY        The payee may exchange the dollar value of a
     UNITS BE EXCHANGED?         designated number of income units of a
                                 particular subaccount for an equivalent dollar
                                 amount of income units of another subaccount by
                                 written request. On the date of the exchange,
                                 the dollar amount of an income payment would be
                                 unaffected by the fact of the exchange.

                                 No more than 4 exchanges of income units may be made during any contract year.

SECTION 15.                                       DEATH OF PAYEE

15.1 WHAT IF THE PAYEE           If the payee dies on or after the payout date,
     DIES DURING THE             any remaining proceeds will be distributed at
     PAYOUT PERIOD?              least as rapidly as provided by the income
                                 payout option in effect.

SECTION 16.                                       OPTION TABLES

16.1 WHAT RATES WILL BE          The rates shown in the following tables are
     USED TO DETERMINE           used to determine the minimum payment values
     PAYMENT VALUES?             for monthly fixed income payments. Higher
                                 current rates may be available on the payout
                                 date, and are available upon request to our
                                 home office. These rates are also used to
                                 determine the initial monthly variable income
                                 payment amount.

                                 The Option 2A rates are based on 2.00% interest per year. The Option 2B rates are based on 3.50% interest per year. The Option 3A, 3B, 4A and 4B rates are based on the Annuity 2000
                                 Table and with compound interest at the
                                 effective rate of 3.50% per year.

                                 Rates for ages not shown will be calculated on an actuarially equivalent basis and will be available upon request. Rates for initial variable income payments at an assumed net investment rate other than 3.50% per year may also be available with our consent. Other assumed net investment rates that are made available will be calculated on an actuarially equivalent basis.

                                 The Type A life income rates for Options 3A,
                                 3B, 4A and 4B are based on the annuitant's age and gender; or the beneficiary's age and gender if the beneficiary elects to apply death benefit proceeds under an income payout option.
                                 The Type B life income rates are based on the annuitant's age; or the beneficiary's age if the beneficiary elects to apply death benefit proceeds under an income payout option. The life income rates type for this contract is shown on the data page.

          OPTION 2A - RATES - FIRST PAYMENT DUE AT BEGINNING OF PERIOD
                          (FIXED INCOME PAYMENTS ONLY)

 YEARS     MONTHLY PAYMENT PAYABLE UNDER
PAYABLE   OPTION 2 FOR EACH $1,000 APPLIED
-------   --------------------------------
    5                   17.49
   10                    9.18
   15                    6.42
   20                    5.04
   25                    4.22
   30                    3.68

          OPTION 2B - RATES - FIRST PAYMENT DUE AT BEGINNING OF PERIOD
                         (VARIABLE INCOME PAYMENTS ONLY)

 YEARS     MONTHLY PAYMENT PAYABLE UNDER
PAYABLE   OPTION 2 FOR EACH $1,000 APPLIED
-------   --------------------------------
    5                   18.12
   10                    9.83
   15                    7.10
   20                    5.75
   25                    4.96
   30                    4.45

OPTION 3A - LIFE INCOME RATES - GUARANTEED PERIOD CERTAIN - FIRST PAYMENT DUE AT
                               BEGINNING OF PERIOD
                       (FIXED OR VARIABLE INCOME PAYMENTS)

                            TYPE A LIFE INCOME RATES
                               PER $1,000 APPLIED

                                   AGE - MALE

YEARS   60    61    62    63    64    65    66    67    68    69    70    71    72
-----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
    5  5.24  5.36  5.49  5.62  5.77  5.92  6.08  6.26  6.44  6.64  6.84  7.06  7.28
   10  5.16  5.27  5.38  5.50  5.63  5.76  5.90  6.04  6.19  6.34  6.50  6.66  6.82
   15  5.02  5.11  5.20  5.30  5.39  5.49  5.59  5.69  5.79  5.89  5.99  6.08  6.18
   20  4.82  4.89  4.95  5.02  5.08  5.14  5.20  5.26  5.31  5.37  5.42  5.46  5.50

YEARS   73    74    75    76    77    78    79    80    81     82     83     84     85
-----  ----  ----  ----  ----  ----  ----  ----  ----  ----  -----  -----  -----  -----
    5  7.53  7.78  8.05  8.33  8.62  8.93  9.25  9.59  9.94  10.29  10.66  11.04  11.43
   10  6.99  7.16  7.34  7.51  7.68  7.86  8.03  8.19  8.35   8.51   8.65   8.79   8.92
   15  6.27  6.36  6.44  6.52  6.60  6.67  6.73  6.79  6.84   6.88   6.92   6.96   6.99
   20  5.54  5.58  5.61  5.63  5.66  5.68  5.69  5.71  5.72   5.73   5.74   5.74   5.75

                                  AGE - FEMALE

YEARS   60    61    62    63    64    65    66    67    68    69    70    71    72
-----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
    5  4.86  4.96  5.07  5.18  5.30  5.43  5.57  5.72  5.88  6.05  6.23  6.43  6.64
   10  4.82  4.91  5.01  5.12  5.23  5.35  5.47  5.60  5.74  5.89  6.04  6.21  6.38
   15  4.74  4.82  4.91  5.00  5.10  5.20  5.30  5.40  5.51  5.62  5.73  5.84  5.95
   20  4.62  4.69  4.76  4.83  4.90  4.97  5.04  5.11  5.18  5.24  5.31  5.37  5.42

YEARS   73    74    75    76    77    78    79    80    81    82    83    84       85
-----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  -----  -----  -----
    5  6.86  7.10  7.36  7.63  7.93  8.24  8.57  8.92  9.29  9.68  10.08  10.50  10.94
   10  6.55  6.74  6.93  7.12  7.32  7.51  7.71  7.91  8.10  8.29   8.47   8.63   8.79
   15  6.06  6.17  6.27  6.37  6.47  6.56  6.64  6.71  6.77  6.83   6.88   6.92   6.96
   20  5.47  5.52  5.56  5.59  5.62  5.65  5.67  5.69  5.71  5.72   5.73   5.74   5.74

                            TYPE B LIFE INCOME RATES
                               PER $1,000 APPLIED

                                  AGE - UNISEX

YEARS   60    61    62    63    64    65    66    67    68    69    70    71    72
-----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
    5  4.93  5.04  5.15  5.26  5.39  5.52  5.67  5.82  5.98  6.15  6.34  6.54  6.75
   10  4.88  4.98  5.08  5.19  5.30  5.42  5.55  5.69  5.83  5.97  6.13  6.29  6.46
   15  4.79  4.88  4.97  5.06  5.15  5.25  5.35  5.46  5.56  5.67  5.78  5.89  5.99
   20  4.66  4.73  4.80  4.87  4.94  5.01  5.07  5.14  5.21  5.27  5.33  5.38  5.44

YEARS   73    74    75    76    77    78    79    80    81    82    83     84      85
-----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  -----  -----  -----
    5  6.98  7.22  7.48  7.76  8.05  8.36  8.69  9.03  9.40  9.78  10.18  10.59  11.02
   10  6.63  6.81  7.00  7.19  7.38  7.58  7.77  7.96  8.15  8.33   8.50   8.66   8.81
   15  6.10  6.20  6.31  6.40  6.49  6.58  6.65  6.72  6.78  6.84   6.89   6.93   6.96
   20  5.48  5.53  5.57  5.60  5.63  5.65  5.68  5.69  5.71  5.72   5.73   5.74   5.74

            OPTION 3B - SINGLE LIFE INCOME RATES - LIFETIME PAYOUT -
                    FIRST PAYMENT DUE AT BEGINNING OF PERIOD
                      (FIXED OR VARIABLE INCOME PAYMENTS)

                            TYPE A LIFE INCOME RATES
                               PER $1,000 APPLIED

                                      AGE

YEARS   60   61   62   63   64   65   66   67   68   69   70   71   72   73
------ ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ----
MALE   5.26 5.39 5.52 5.66 5.81 5.97 6.15 6.33 6.53 6.74 6.96 7.20 7.45 7.72
FEMALE 4.87 4.97 5.08 5.20 5.33 5.46 5.60 5.75 5.92 6.10 6.29 6.49 6.72 6.96

YEARS   74   75   76   77   78   79    80    81    82    83    84    85
------ ---- ---- ---- ---- ---- ---- ----- ----- ----- ----- ----- -----
MALE   8.01 8.32 8.65 9.00 9.38 9.78 10.21 10.67 11.17 11.69 12.25 12.85
FEMALE 7.22 7.50 7.81 8.14 8.50 8.89  9.31  9.76 10.26 10.79 11.37 12.00

                            TYPE B LIFE INCOME RATES
                               PER $1,000 APPLIED

                                       AGE
YEARS   60   61   62   63   64   65   66   67   68   69   70   71   72   73
------ ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ----
UNISEX 4.95 5.05 5.17 5.29 5.42 5.55 5.70 5.86 6.03 6.21 6.41 6.62 6.85 7.09

YEARS   74   75   76   77   78   79   80   81    82    83    84    85
------ ---- ---- ---- ---- ---- ---- ---- ---- ----- ----- ----- -----
UNISEX 7.36 7.64 7.95 8.29 8.65 9.04 9.46 9.91 10.41 10.94 11.51 12.13

OPTION 4A - LIFE INCOME FACTORS - JOINT AND SURVIVOR - GUARANTEED PERIOD CERTAIN
 - FIRST PAYMENT DUE AT BEGINNING OF PERIOD (FIXED OR VARIABLE INCOME PAYMENTS)

               TYPE A LIFE INCOME RATES
                  PER $1,000 APPLIED

          5 YEAR GUARANTEE PERIOD
                AGE - FEMALE
 AGE   ---------------------------------------
MALE    60     65     70     75     80     85
----   ----   ----   ----   ----   ----   ----
 60    4.38   4.59   4.79   4.95   5.07   5.15
 65    5.52   4.82   5.11   5.38   5.59   5.74
 70    4.64   5.01   5.42   5.83   6.19   6.47
 75    4.72   5.16   5.69   6.27   6.84   7.32
 80    4.78   5.27   5.90   6.65   7.47   8.24
 85    4.82   5.35   6.04   6.94   8.01   9.12

          10 YEAR GUARANTEE PERIOD
                AGE - FEMALE
 AGE   ---------------------------------------
MALE    60     65     70     75     80     85
----   ----   ----   ----   ----   ----   ----
 60    4.38   4.59   4.78   4.93   5.04   5.11
 65    4.52   4.81   5.09   5.35   5.54   5.66
 70    4.63   5.00   5.39   5.78   6.10   6.31
 75    4.71   5.14   5.65   6.18   6.66   7.01
 80    4.76   5.24   5.83   6.50   7.16   7.68
 85    4.79   5.30   5.95   6.72   7.53   8.20

          15 YEAR GUARANTEE PERIOD
                AGE - FEMALE
 AGE   ---------------------------------------
MALE    60     65     70     75    80      85
----   ----   ----   ----   ----   ----   ----
 60    4.37   4.57   4.75   4.88   4.97   5.00
 65    4.50   4.78   5.04   5.25   5.39   5.46
 70    4.61   4.95   5.30   5.61   5.82   5.93
 75    4.67   5.07   5.50   5.91   6.20   6.36
 80    4.71   5.14   5.63   6.11   6.47   6.68
 85    4.73   5.18   5.70   6.22   6.63   6.86

          20 YEAR GUARANTEE PERIOD
                AGE - FEMALE
 AGE   ---------------------------------------
MALE    60     65     70     75     80     85
----   ----   ----   ----   ----   ----   ----
 60    4.34   4.53   4.67   4.76   4.81   4.82
 65    4.46   4.70   4.91   5.05   5.11   5.14
 70    4.55   4.84   5.10   5.28   5.37   5.41
 75    4.59   4.92   5.22   5.44   5.55   5.60
 80    4.62   4.96   5.28   5.52   5.65   5.69
 85    4.62   4.97   5.30   5.55   5.68   5.73

               TYPE B LIFE INCOME RATES
                  PER $1,000 APPLIED

               5 YEAR GUARANTEE PERIOD
                    AGE - UNISEX
 AGE     ---------------------------------------
UNISEX    60     65     70     75     80     85
------   ----   ----   ----   ----   ----   ----
  60     4.32   4.49   4.64   4.75   4.83   4.88
  65     4.49   4.74   4.97   5.17   5.32   5.41
  70     4.64   4.97   5.32   5.65   5.92   6.11
  75     4.75   5.17   5.65   6.15   6.61   6.98
  80     4.83   5.32   5.92   6.61   7.33   7.98
  85     4.88   5.41   6.11   6.98   7.98   8.99

               10 YEAR GUARANTEE PERIOD
                    AGE - UNISEX
 AGE     ---------------------------------------
UNISEX    60     65     70     75     80     85
----     ----   ----   ----   ----   ----   ----
  60     4.32   4.49   4.63   4.74   4.81   4.85
  65     4.49   4.74   4.96   5.15   5.28   5.36
  70     4.63   4.96   5.30   5.61   5.85   6.00
  75     4.74   5.15   5.61   6.08   6.48   6.75
  80     4.81   5.28   5.85   6.48   7.07   7.52
  85     4.85   5.36   6.00   6.75   7.52   8.14

               15 YEAR GUARANTEE PERIOD
                    AGE - UNISEX
 AGE     ---------------------------------------
UNISEX    60     65     70     75     80     85
----     ----   ----   ----   ----   ----   ----
  60     4.32   4.48   4.61   4.70   4.76   4.78
  65     4.48   4.71   4.93   5.09   5.18   5.23
  70     4.61   4.93   5.23   5.49   5.65   5.74
  75     4.70   5.09   5.49   5.85   6.10   6.24
  80     4.76   5.18   5.65   6.10   6.44   6.62
  85     4.78   5.23   5.74   6.24   6.62   6.84

               20 YEAR GUARANTEE PERIOD
                    AGE - UNISEX
 AGE     ---------------------------------------
UNISEX    60     65     70     75     80     85
----     ----   ----   ----   ----   ----   ----
  60     4.30   4.44   4.55   4.62   4.65   4.66
  65     4.44   4.65   4.82   4.93   4.98   5.00
  70     4.55   4.82   5.06   5.21   5.29   5.32
  75     4.62   4.93   5.21   5.41   5.52   5.56
  80     4.65   4.98   5.29   5.52   5.64   5.68
  85     4.66   5.00   5.32   5.56   5.68   5.73

    OPTION 4B - LIFE INCOME FACTORS - JOINT AND SURVIVOR - LIFETIME PAYOUT - FIRST PAYMENT DUE AT BEGINNING OF PERIOD (FIXED OR VARIABLE INCOME PAYMENTS)

               TYPE A LIFE INCOME RATES
                  PER $1,000 APPLIED

                    AGE - UNISEX
 AGE   ---------------------------------------
MALE    60     65     70     75     80     85
----   ----   ----   ----   ----   ----   ----
 60    4.38   4.59   4.79   4.95   5.07   5.15
 65    4.52   4.82   5.11   5.38   5.60   5.75
 70    4.64   5.01   5.42   5.84   6.21   6.49
 75    4.72   5.17   5.69   6.28   6.87   7.37
 80    4.78   5.28   5.91   6.67   7.52   8.33
 85    4.82   5.35   6.06   6.97   8.08   9.29

               TYPE B LIFE INCOME RATES
                  PER $1,000 APPLIED

                    AGE - UNISEX
 AGE     ---------------------------------------
UNISEX    60     65     70     75     80     85
----     ----   ----   ----   ----   ----   ----
  60     4.32   4.49   4.64   4.75   4.83   4.88
  65     4.49   4.74   4.98   5.17   5.32   5.42
  70     4.64   4.98   5.33   5.65   5.92   6.12
  75     4.75   5.17   5.65   6.16   6.63   7.01
  80     4.83   5.32   5.92   6.63   7.37   8.05
  85     4.88   5.42   6.12   7.01   8.05   9.13

SECTION 17.                            RESTRICTIONS ON PAYMENT OF PROCEEDS

17.1 ARE THERE ANY               Generally, the amount of any partial withdrawal
     RESTRICTIONS ON PAYMENT     or full surrender will be paid to you within
     OF PROCEEDS FROM THE        seven (7) days after we receive your written
     VARIABLE ACCOUNT?           request for partial withdrawal or full
                                 surrender. Death benefit proceeds are payable
                                 upon receipt of due proof of death in our home
                                 office. Income payments are payable on your
                                 payout date and monthly thereafter.

                                 To the extent permitted by applicable law, we reserve the right to postpone payment of any partial withdrawal, full surrender, death benefit or variable income payment from the variable account for any period when:

                                      a.)  the New York Stock Exchange is closed
                                           for other than customary weekend and
                                           holiday closing or the SEC determines
                                           that trading on the exchange is
                                           restricted; or

                                      b.)  the SEC issues an order permitting
                                           the postponement for the protection
                                           of owners; or

                                      c.)  the SEC determines that an emergency
                                           exists that makes the disposal of
                                           securities held in the variable
                                           account, or the determination of
                                           their value, not reasonably
                                           practicable.

                           FLEXIBLE PREMIUM DEFERRED
                                VARIABLE ANNUITY

                 Flexible Purchase Payments as Described Herein
                   Income Payments Starting on the Payout Date
            Death Benefit Payable at Death Prior to the Payout Date
                                 Participating

                          CUNA MUTUAL INSURANCE SOCIETY
                     2000 HERITAGE WAY, WAVERLY, IOWA 50677
                           TELEPHONE: (319) 352-4090